Exhibit 10.2

AMENDMENT NO. 1 TO
FIRST AMENDED AND RESTATED DEVELOPMENT LINE OF CREDIT AGREEMENT

This Amendment No. 1 to First Amended and Restated Development Line of Credit Agreement (this “Amendment”), dated effective as of April 2, 2012, is entered into by and among the borrowing entities identified on Schedule 1 attached hereto (jointly and severally, “Borrower”), DIVERSIFIED RESTAURANT HOLDINGS, INC., a Nevada corporation, acting as “Borrowing Agent” for Borrower, and RBS CITIZENS, N.A., a national banking association, and its successors and assigns (“Lender”).

Capitalized terms used but not defined in this Amendment shall have the meanings assigned to such terms in the DLOC Agreement (as defined below).

Recitals

A.           The parties entered into a loan transaction under the terms and conditions set forth in that certain First Amended and Restated Development Line of Credit Agreement dated June 7, 2011, by and among Borrower and Lender (the “DLOC Agreement”) and the other Loan Documents (as such term is defined in the DLOC Agreement);

B.           Lender and Borrower have agreed to amend certain terms of the DLOC Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment agree as follows:

1.           Amendments.

(a)           The following definitions in Section 11 of the DLOC Agreement are hereby deleted in their entirety and replaced with the following:

“Debt Service Coverage Ratio” means for the period in question, on a consolidated basis for Borrower and all Affiliates, the calculation described as a ratio of (i) (a) EBITDA, plus (b) pre-opening costs, less (c) cash taxes, less (d) maintenance capital expenditures ($10,000 per store), less (e) distributions divided by (ii) Interest Expense and Principal Payments of the Indebtedness.  For purposes of this calculation, “Interest Expense and Principal Payments of the Indebtedness” shall include payments under all loan arrangements between Borrower and all Affiliates and its members/shareholders, whether now existing or hereafter arising and whether or not reflected on Borrower’s internal financial statements.

“Florida Entities” shall include Buckeye Group, LLC, Buckeye Group II, LLC, MCA Enterprises Brandon, Inc., AMC North Port, Inc., AMC Riverview, Inc., AMC Ft. Myers, Inc., AMC Lakeland, Inc. and any future entities affiliated with Borrower organized or conducting business in the State of Florida.

“Lease Adjusted Leverage Ratio” as of any date means the ratio of (a) the sum of (i) Funded Debt, adjusted for New Unit Development and (ii) Third Party Rent for the twelve (12) month period ending on such date multiplied by eight (8), divided by (b) the sum of (i) EBITDA, plus (ii) pre-opening costs, plus (iii) Third Party Rent for the twelve (12) month period ending on such date.

“LA Margin” and LIBOR Rate Margin” means:

If the Lease Adjusted Leverage Ratio is greater than or equal to 5.00	3.4%

If the Lease Adjusted Leverage Ratio is greater than or equal to 4.50 but less than 5.00	3.1%

If the Lease Adjusted Leverage Ratio is greater than or equal to 4.00 but less than 4.50	2.75%

If the Lease Adjusted Leverage Ratio is less than 4.00	2.5%

(b)           The following definition is hereby added to Section 11 of the DLOC Agreement:

“New Unit Development” shall mean, with respect to a new unit (new restaurant location open for less than 12 months), an amount equal to the product of (a) 1.00 minus a fraction, the numerator of which is the number of months such new unit has been in operation and the denominator of which is 12, times (b) the amount of the Funded Debt for such new unit.

(g)           Exhibit A and Exhibit D of the DLOC Agreement are hereby deleted in their entirety and replaced with Exhibit A and Exhibit D attached hereto.

(h)           Schedule 1 of the DLOC Agreement is hereby deleted in its entirety and replaced with Schedule 1 attached hereto.

2.           Representations and Warranties.  Each Borrower represents and warrants that:

(a)           this Amendment has been duly authorized, executed and delivered on behalf of Borrower, and this Amendment, together with each of the Loan Documents constitutes the valid and legally binding agreement of Borrower, enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar law relating to creditors’ rights and by general equitable principles which may limit the right to obtain equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(b)           the representations and warranties by each Borrower contained in the Loan Documents are true, correct and complete in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties relate solely to an earlier date; and

(c)           no Event of Default exists under the Loan Documents.

3.           Ratification.  Except as modified by this Amendment, the terms and conditions of the DLOC Agreement remain unchanged and in full force and effect.  The DLOC Agreement, the Loan Documents and all terms thereof and obligations of Borrower thereunder shall remain in full force and effect and are hereby ratified and confirmed.  Lender hereby preserves all of its rights against Borrower, and Borrower hereby agrees that all such rights are ratified for the benefit of Lender.  Nothing in this Amendment releases any right, claim, lien, security interest or entitlement of Lender created by or contained in the DLOC Agreement or any Loan Document nor is Borrower or any other Person released from any covenant, warranty or obligation created by or contained therein.

4.           Entire Agreement.  This Amendment, together with the Loan Documents, integrates all previous oral or written agreements, if any, between the parties regarding the subject matter hereof and, together with the Loan Documents, constitutes the complete and exclusive agreement between the parties regarding the subject matter hereof.  The parties expressly agree that usage of trade and course of dealing evidence may not be used to contradict, explain, supplement, or in any way affect this Amendment and that no extrinsic evidence may be offered to resolve an ambiguity in this Amendment or to introduce an ambiguity into this Amendment.  This Amendment shall not create a course of dealing between the parties.

5.           Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Amendment.

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IN WITNESS WHEREOF, the Lender and each Borrower has caused this Amendment to be executed and delivered by an authorized officer as of the date first above written.

LENDER:

RBS CITIZENS, N.A.,
a national banking association

By:	/s/ Christopher J. Wickles
Name:	Christopher J. Wickles
Title:	Sr. Vice President

[Signatures continue on next page.]

BORROWER:

FLYER ENTERPRISES, INC.
ANKER, INC.
TMA ENTERPRISES OF NOVI, INC.
AMC GRAND BLANC, INC.
AMC PETOSKEY, INC.
AMC TROY, INC.
AMC FLINT, INC.
AMC PORT HURON, INC.
AMC CHESTERFIELD, INC.
AMC MARQUETTE, INC.
MCA ENTERPRISES BRANDON, INC.
AMC NORTH PORT, INC.
AMC RIVERVIEW, INC.
BERKLEY BURGERS, INC.
TROY BURGERS, INC.
ANN ARBOR BURGERS, INC.
AMC TRAVERSE CITY, INC.
BRIGHTON BURGERS, INC.
CASCADE BURGERS REAL ESTATE, INC.
CASCADE BURGERS, INC.
EAST LANSING BURGERS, INC.
BEARCAT ENTERPRISES, INC.
each, a Michigan corporation

TMA ENTERPRISES OF FERNDALE, LLC,
AMC WARREN, LLC,
BUCKEYE GROUP, LLC,
BUCKEYE GROUP II, LLC,
each, a Michigan limited liability company

AMC LAKELAND, INC.
AMC SARASOTA, INC.
AMC FT. MYERS, INC.
each, a Florida corporation

By:	/s/ David G. Burke
Name:	David G. Burke
Title:	Chief Financial Officer

BORROWING AGENT:

DIVERSIFIED RESTAURANT HOLDINGS, INC.,
a Nevada corporation

By:	/s/ David G. Burke
Name:	David G. Burke
Title:	Chief Financial Officer

Entity Guarantors:
Each of the undersigned guarantors (each, a “Guarantor”) hereby acknowledges and agrees to the terms of this Amendment, reaffirms that certain Guaranty from such Guarantor to Lender in connection with the Loan Documents, and agrees that such Guaranty shall continue unchanged and in full force and effect to guarantee the payment and performance of the obligations of Borrower to Lender under the Loan Documents, as the same may be further extended, restated, amended or otherwise modified from time to time.

Diversified Restaurant Holdings, Inc.,
a Nevada corporation

AMC Group, Inc.
AMC Wings, Inc.
AMC Burgers, Inc.
Bagger Dave’s Franchising Corporation
each, a Michigan corporation

By:	/s/ David G. Burke
Name:	David G. Burke
Title:	Chief Financial Officer

Individual Guarantor:
The undersigned guarantor (“Guarantor”) hereby acknowledges and agrees to the terms of this Amendment, reaffirms that certain Personal Guaranty from Guarantor to Lender in connection with the Loan Documents, and agrees that such Personal Guaranty shall continue unchanged and in full force and effect to guarantee the payment and performance of the obligations of Borrower to Lender under the Loan Documents, as amended of even date herewith, as the same may be further extended, restated, amended or otherwise modified from time to time.

/s/ Michael Ansley
T. Michael Ansley

Exhibit A

■	Flyer Enterprises, Inc.
■	Anker, Inc.
■	TMA Enterprises of Novi, Inc.
■	AMC Grand Blanc, Inc.
■	AMC Petoskey, Inc.
■	AMC Troy, Inc.
■	AMC Flint, Inc.
■	AMC Port Huron, Inc.
■	AMC Chesterfield, Inc.
■	AMC Marquette, Inc.
■	MCA Enterprises Brandon, Inc.
■	AMC North Port, Inc.
■	AMC Riverview, Inc.
■	Berkley Burgers, Inc.
■	Troy Burgers, Inc.
■	Ann Arbor Burgers, Inc.
■	AMC Traverse City, Inc.
■	Brighton Burgers, Inc.
■	Cascade Burgers Real Estate, Inc.
■	Cascade Burgers, Inc.
■	East Lansing Burgers, Inc.
■	Bearcat Enterprises, Inc.
■	TMA Enterprises of Ferndale, LLC
■	AMC Warren, LLC
■	Buckeye Group, LLC
■	Buckeye Group II, LLC
■	AMC Lakeland, Inc.
■	AMC Sarasota, Inc.
■	AMC Ft. Myers, Inc.

Exhibit D

FORM OF
COMPLIANCE CERTIFICATE

This certificate is given by ________________, the ______________ of _____________ (“Borrower”) pursuant to Section 2(d) of the First Amended and Restated Development Line of Credit Agreement dated June 7, 2011, by and between Borrower and RBS Citizens, N.A. (as may be amended from time to time, the “DLOC Agreement”).  Capitalized terms used herein without definition shall have the meanings set forth in the DLOC Agreement.

The undersigned hereby certifies to Lender as follows:

(a)	All representations and warranties of Borrower in the Loan Documents are true and correct in all material respects as of the date hereof.

(b)	Borrower is in compliance in all material respects with all of its obligations, duties and covenants under the Loan Documents.

(c)	No event has occurred which, with the passage of time and/or the giving of notice, would constitute an Event of Default under the Loan Documents.

(d)	Since the Closing Date, no event has occurred that has had or could reasonably be expected to have a Material Adverse Effect on Borrower, the Business, the Guarantor or the Property.

(e)
Borrower is in compliance with the covenants contained in Section 6 of the Credit Agreement as demonstrated by the calculation of such covenants below. In calculating the covenants below, the Debt Service Coverage Ratio and the Lease Adjusted Leverage Ratio will be modified so that calculation of such ratios will not include results from Businesses open for a period of less than twelve (12) months.  In addition all figures for Businesses in their second (2nd) year of operation will be adjusted so that such figures are tested on annualized basis rather than a trailing twelve (12) month basis.

DEFINITIONS

Debt Service Covenant:

Borrower shall cause to be maintained as of the end of each fiscal quarter a Debt Service Coverage Ratio for the trailing twelve (12) month period of greater than or equal to 1.20 to 1.0.

Lease Adjusted Leverage Ratio Covenant (quarterly basis):

Borrower shall not cause the Lease Adjusted Leverage Ratio of Borrower on a consolidated basis to be greater than the Applicable Ratio, said ratio to be tested on a quarterly basis for the trailing twelve (12) month period.  “Applicable Ratio” shall mean 5.75:1.00 for calculations made on or before December 31, 2010; 5.50:1.00 for calculations made on or before December 31, 2011; and 5.00:1.00 for calculations made thereafter.

CALCULATIONS

Debt Service Coverage Ratio

(a) EBITDA (on a consolidated basis, net of extraordinary gains and losses, calculated on a trailing twelve (12) month period)

(b) PLUS: pre-opening costs

(c) LESS: cash taxes

(d) LESS: maintenance capital expenditures ($10,000 per store per year open more than 12 months)

(e) LESS: distributions

(A) Subtotal (a) plus (b) minus (c) minus (d) minus (e)

(B) Interest Expense and Principal Payments of Indebtedness

Debt Service Coverage Ratio: (A) divided by (B)

Maximum Lease Adjusted Leverage Ratio

(1) Total Funded Debt, adjusted for New Unit Development (including pro rata advances under the DLOC Loan Inter-Affiliate Loans and Real Estate debt)

(2) Third Party Rent for the twelve (12) month period ending on such date multiplied by eight (8)

(A) Subtotal (1) plus (2)

(B) EBITDAR = EBITDA + Third Party Rent for the twelve (12) month period ending on such date

Maximum Lease Adjusted Leverage Ratio: (A) divided by (B)

Date:		,
a

By:
Name:
Title:

Schedule 1

FRANCHISE AGREEMENTS

Franchisee	Location	Effective Date	Initial Term	Renewal Terms
Flyer Enterprises, Inc.	44671 Mount Road Sterling Heights, MI 48314	Jan. 29, 2009	5	5
Anker, Inc.	3190 West Silver Lake Road Fenton, MI 48430	Oct. 10, 2000	10	10
TMA Enterprises of Novi, Inc.	44375 12 Mile Road Novi, MI 48375	Oct. 23, 2001	10	10
AMC Grand Blanc, Inc.	5251 Trillium Circle Avenue #102 Grand Blanc, MI 48439	March 26, 2007	20	10, 5
AMC Petoskey, Inc.	2180 Anderson Road, Suite 110 Petoskey, MI 49770	June 11, 2007	20	10, 5
AMC Troy, Inc.	1873 East Big Beaver Road Troy, MI 48083	Nov. 5, 2007	20	10, 5
AMC Flint, Inc.	G-3192 South Linden Road Flint, MI 48507	July 7, 2008	20	10, 5
AMC Port Huron, Inc.	4355 24th Avenue, Suite 1 Port Huron, MI 48059	July 7, 2008	20	10, 5
AMC Chesterfield, Inc.	51364 Gratiot Avenue Chesterfield Township, MI 48051	Oct. 20, 2009	20	10, 5
AMC Marquette, Inc.	2492 US Highway 41 West Marquette, MI 49855	Oct. 20, 2009	20	10, 5
MCA Enterprises Brandon, Inc.	2055 Badlands Drive Brandon, FL 33511	July 18, 2003	20	10, 5
AMC North Port, Inc.	4301 Aiden Lane North Port, FL 34287	Sept. 28, 2006	20	10, 5
AMC Riverview, Inc.	10607 Big Bend Road Riverview, FL 33579	Sept. 28, 2006	20	10, 5
Berkley Burgers, Inc.	2972 Coolidge Highway Berkley, MI 48072	NONE
Troy Burgers, Inc.	26062 Novi Road Novi, MI 48375	NONE
Ann Arbor Burgers, Inc.	859 W. Eisenhower Parkway Ann Arbor, MI 48103	NONE

Franchisee	Location	Effective Date	Initial Term	Renewal Terms
AMC Traverse City, Inc.	3480 South Airport Road West Garfield township, MI 49684
Brighton Burgers, Inc.	110 East Grand River Brighton, MI 48116	NONE
Cascade Burgers Real Estate, Inc.		NONE
Cascade Burgers, Inc.		NONE
East Lansing Burgers, Inc.
Bearcat Enterprises, Inc.
TMA Enterprises of Ferndale, LLC	280 West Nine Mile Road Ferndale, MI 48220	Sept. 29, 2004	15	10, 5
AMC Warren, LLC	29287 Mound Road Warren, MI 48092	Feb. 13, 2006	20	10, 5
Buckeye Group, LLC	13416 Boyette Road Lithia, FL	Oct. 18, 2004	15	10, 5
Buckeye Group II, LLC	4067 Clark Road Sarasota, FL 34238	July 8, 2005	20	10, 5
AMC Lakeland, Inc.
AMC Sarasota, Inc.
AMC Ft. Myers, Inc.	9390 Dynasty Dr., #101 Ft. Myers, FL 33905